NVR, Inc. Announces Second Quarter Results

RESTON, Va., July 19, 2012 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2012 of $46,838,000, $8.97 per diluted share. Net income and diluted earnings per share for its second quarter ended June 30, 2012 increased 22% and 38%, respectively, when compared to the 2011 second quarter. Consolidated revenues for the second quarter of 2012 totaled $769,783,000, an 11% increase from $695,881,000 for the comparable 2011 quarter. The second quarter 2012 net income reflects a reduction of $6,989,000 of income tax expense due to an adjustment to the Company's provision for unrecognized tax benefits.

For the six months ended June 30, 2012, consolidated revenues were $1,370,275,000, 13% higher than the $1,210,385,000 reported for the same period of 2011. Net income for the six months ended June 30, 2012 was $66,961,000, an increase of 25% when compared to the six months ended June 30, 2011. Diluted earnings per share for the six months ended June 30, 2012 was $12.90, an increase of 44% from $8.98 per diluted share for the comparable period of 2011.

Homebuilding

New orders in the second quarter of 2012 increased 6% to 2,614 units when compared to 2,468 units in the second quarter of 2011. The cancellation rate in the second quarter of 2012 was 16.3% compared to 12.5% in the second quarter of 2011 and 10.3% in the first quarter of 2012. Settlements increased in the second quarter of 2012 to 2,475 units, 12% higher than the same period in 2011. The Company's backlog of homes sold but not settled at the end of the 2012 quarter increased on a unit basis by 28% to 5,048 units and on a dollar basis by 36% to $1,672,622,000 when compared to the same period last year.

Homebuilding revenues for the three months ended June 30, 2012 totaled $755,290,000, 11% higher than the year earlier period. Gross profit margin in the second quarter of 2012 was 17.3% compared to 18.2% in the second quarter of 2011 and 16.1% in the first quarter of 2012. Income before tax from the homebuilding segment totaled $56,984,000, which remained flat when compared to the second quarter of 2011.

Mortgage Banking

Mortgage closed loan production of $548,871,000 for the three months ended June 30, 2012 was 9% higher than the same period last year. Operating income for the mortgage banking operations during the second quarter of 2012 increased 11% to $6,971,000, when compared to $6,262,000 reported for the same period of 2011.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes and Fox Ridge Homes trade names, and operates in twenty-seven metropolitan areas in fifteen states. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, and www.foxridgehomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Homebuilding:
Revenues	$ 755,290	$ 682,663	$ 1,341,485	$ 1,185,407
Other income	538	1,362	1,446	2,820
Cost of sales	(624,978)	(558,601)	(1,116,807)	(976,521)
Selling, general and administrative	(73,754)	(68,045)	(145,930)	(135,233)
Operating income	57,096	57,379	80,194	76,473
Interest expense	(112)	(287)	(228)	(509)
Homebuilding income	56,984	57,092	79,966	75,964

Mortgage Banking:
Mortgage banking fees	14,493	13,218	28,790	24,978
Interest income	815	1,085	2,480	2,200
Other income	136	121	212	160
General and administrative	(8,327)	(7,898)	(16,240)	(14,575)
Interest expense	(146)	(264)	(295)	(538)
Mortgage banking income	6,971	6,262	14,947	12,225

Income before taxes	63,955	63,354	94,913	88,189

Income tax expense	(17,117)	(24,909)	(27,952)	(34,570)

Net income	$ 46,838	$ 38,445	$ 66,961	$ 53,619

Basic earnings per share	$ 9.17	$ 6.65	$ 13.19	$ 9.24

Diluted earnings per share	$ 8.97	$ 6.48	$ 12.90	$ 8.98

Basic weighted average shares outstanding	5,106	5,785	5,075	5,804

Diluted weighted average shares outstanding	5,221	5,929	5,191	5,974

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)

	June 30, 2012	December 31, 2011
ASSETS	(Unaudited)

Homebuilding:
Cash and cash equivalents	$ 587,646	$ 475,566
Receivables	9,612	6,789
Inventory:
Lots and housing units, covered under
sales agreements with customers	530,577	363,833
Unsold lots and housing units	89,712	82,578
Land under development	70,993	78,045
Manufacturing materials and other	9,881	8,694
	701,163	533,150

Assets related to consolidated variable interest entity	16,648	20,182
Contract land deposits, net	155,860	131,930
Property, plant and equipment, net	25,114	23,243
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	275,630	268,878
	1,813,253	1,501,318

Mortgage Banking:
Cash and cash equivalents	5,006	4,766
Mortgage loans held for sale, net	150,378	252,352
Property and equipment, net	1,947	1,694
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	13,029	12,008
	177,707	278,167

Total assets	$ 1,990,960	$ 1,779,485

NVR, Inc. Consolidated Balance Sheets (Continued) (in thousands, except share and per share data)

	June 30, 2012	December 31, 2011
LIABILITIES AND SHAREHOLDERS' EQUITY	(Unaudited)

Homebuilding:
Accounts payable	$ 158,358	$ 125,649
Accrued expenses and other liabilities	190,377	185,423
Liabilities related to consolidated variable interest entity	1,743	1,013
Non-recourse debt related to consolidated variable
interest entity	1,050	4,983
Customer deposits	90,255	61,223
	441,783	378,291

Mortgage Banking:
Accounts payable and other liabilities	27,353	26,395
	27,353	26,395

Total liabilities	469,136	404,686

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,556,198 shares issued as of
both June 30, 2012 and December 31, 2011	206	206
Additional paid-in-capital	1,113,118	1,072,779
Deferred compensation trust – 152,223 and
152,964 shares of NVR, Inc. common
stock as of June 30, 2012 and
December 31, 2011, respectively	(25,331)	(25,581)
Deferred compensation liability	25,331	25,581
Retained earnings	4,225,453	4,158,492
Less treasury stock at cost – 15,418,099 and
15,578,565 shares at June 30, 2012
and December 31, 2011, respectively	(3,816,953)	(3,856,678)
Total shareholders' equity	1,521,824	1,374,799
Total liabilities and shareholders' equity	$ 1,990,960	$ 1,779,485

NVR, Inc. Operating Activity (dollars in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,321	1,219	2,984	2,364
North East (2)	236	208	495	460
Mid East (3)	677	691	1,475	1,382
South East (4)	380	350	817	665
Total	2,614	2,468	5,771	4,871

Average new order price	$ 330.5	$ 303.5	$ 321.1	$ 299.7

Settlements (units)
Mid Atlantic (1)	1,275	1,076	2,281	1,912
North East (2)	247	217	416	345
Mid East (3)	609	612	1,057	1,043
South East (4)	344	302	645	541
Total	2,475	2,207	4,399	3,841

Average settlement price	$ 305.1	$ 309.2	$ 304.9	$ 308.5

Backlog (units)
Mid Atlantic (1)			2,676	2,047
North East (2)			455	347
Mid East (3)			1,225	1,069
South East (4)			692	483
Total			5,048	3,946

Average backlog price			$ 331.3	$ 312.5

Community count (average)	403	386	395	383
Lots controlled at end of period			55,000	54,000

Mortgage banking data:
Loan closings	$ 548,871	$ 504,116	$ 969,055	$ 857,687
Capture rate	88%	90%	88%	89%

Common stock information:
Shares outstanding at end of period			5,138,099	5,578,993
Number of shares repurchased	-	326,017	-	411,477
Aggregate cost of shares repurchased	$ -	$ 237,477	$ -	$ 300,885

(1) Virginia, West Virginia, Maryland, Delaware and Washington, D.C.
(2) New Jersey and eastern Pennsylvania
(3) Kentucky, western Pennsylvania, New York, Ohio, Indiana and Illinois
(4) North Carolina, South Carolina, Tennessee and Florida

CONTACT: Dan Malzahn, Office, +1-703-956-4204